                                                                    Exhibit 99.1


                            ASSET PURCHASE AGREEMENT

                                 by and between

                                NESTLE USA, INC.

                                   as "Seller"

                                       and

                              NUTRISYSTEM.COM INC.

                                   as "Buyer"

                             Dated: August 25, 2000

                           ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I. DEFINITIONS ....................................................    1
           -----------
   1.1  Defined Terms .....................................................    1
   1.2  Other Defined Terms ...............................................    6

ARTICLE II. PURCHASE AND SALE OF ASSETS ...................................    7
            ---------------------------
   2.1  Transfer of Purchased Assets ......................................    7
   2.2  Assumption of Liabilities .........................................    7
   2.3  Purchase Price ....................................................    7
   2.4  Taxes .............................................................    7
   2.5  Closing Costs; Transfer Taxes and Fees ............................    8

ARTICLE III. CLOSING ......................................................    8
             -------
   3.1  Closing ...........................................................    8
   3.2  Conveyances at Closing ............................................    8

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER.......................    9
            ----------------------------------------
   4.1  Organization ......................................................    9
   4.2  Authorization .....................................................   10
   4.3  Title .............................................................   10
   4.4  Consents and Approvals ............................................   10
   4.5  Absence of Certain Changes or Events ..............................   10
   4.6  Contracts and Commitments .........................................   11
   4.7  No Conflict or Violation ..........................................   11
   4.8  Financial Statements ..............................................   12
   4.9  Litigation ........................................................   12
   4.10 No Brokers ........................................................   12
   4.11 Investment ........................................................   12
   4.12 Inventory .........................................................   13
   4.13 Litigation ........................................................   14

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER ........................   14
           ---------------------------------------
   5.1  Organization of Buyer .............................................   14
   5.2  Authorization .....................................................   14
   5.3  No Conflict or Violation ..........................................   14
   5.4  Consents and Approvals ............................................   15
   5.5  No Brokers ........................................................   15
   5.6  Litigation ........................................................   15
   5.7  Capitalization ....................................................   15
   5.8  Validity of Buyer Common Stock; Compliance with Securities Laws ...   15
   5.9  SEC Reports and Financial Statements ..............................   16

                                       i
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                                                                            Page
                                                                            ----
ARTICLE VI. COVENANTS OF SELLER AND BUYER ..................................  16
            -----------------------------
    6.1 Further Assurances .................................................  16
    6.2 Notification of Certain Matters ....................................  16
    6.3 Access to Information ..............................................  17
    6.4 Consents; Books and Records; Commercially Reasonable Best Efforts ..  17
    6.5 Conduct of Business ................................................  17
    6.6 Updated Schedules ..................................................  18
    6.7 Copack Agreement ...................................................  18

ARTICLE VII. CONDITIONS TO SELLER'S OBLIGATIONS ............................  18
             ----------------------------------
    7.1 Representations, Warranties and Covenants ..........................  18
    7.2 Consents; Regulatory Compliance and Approval .......................  18
    7.3 No Actions or Court Orders .........................................  19
    7.4 Ancillary Documents ................................................  19
    7.5 Opinion of Counsel to Buyer ........................................  19

ARTICLE VIII. CONDITIONS TO BUYER'S OBLIGATIONS ............................  20
              ---------------------------------
    8.1 Representations, Warranties and Covenants ..........................  20
    8.2 Consents; Regulatory Compliance and Approval .......................  21
    8.3 No Actions or Court Orders .........................................  21
    8.4 Ancillary Documents ................................................  21

ARTICLE IX. ACTIONS BY SELLER AND BUYER AFTER THE CLOSING ..................  21
            ---------------------------------------------
    9.1 Tax Matters ........................................................  21
ARTICLE X. SURVIVAL AND INDEMNIFICATION ....................................  21
           ----------------------------
   10.1 Survival of Representations, Etc ...................................  21
   10.2 Indemnifications. ..................................................  22
   10.3 Tax Indemnifications ...............................................  25
   10.4 Insurance Proceeds .................................................  25
   10.5 Exclusive Remedy ...................................................  25

ARTICLE XI. MISCELLANEOUS ..................................................  26
            -------------
   11.1 Termination ........................................................  26
   11.2 Assignment .........................................................  27
   11.3 Notices ............................................................  27
   11.4 Choice of Law ......................................................  28
   11.5 Jurisdiction; Services of Process ..................................  28
   11.6 Entire Agreement; Amendments and Waivers ...........................  28
   11.7 Multiple Counterparts ..............................................  29
   11.8 Expenses ...........................................................  29
   11.9 Severability of Provisions .........................................  29
   11.10 Titles; Gender ....................................................  29
   11.11 Publicity .........................................................  29
   11.12 Confidential Information ..........................................  29
   11.13 No Third-Party Beneficiary ........................................  31

                                      ii
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   11.14 Representation of Counsel; Mutual Negotiation ....................   31
   11.15 No Reliance on Other Information .................................   31

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement, dated as of August 25, 2000 (this "Agreement"), is entered into by and between nutrisystem.com inc., a Delaware
 ---------
corporation ("Buyer") and Nestle USA, Inc., a Delaware corporation ("Seller"
              -----                                                  ------
and, together with Buyer, the "parties").
                               -------

                                    RECITALS

     Seller desires to sell certain Purchased Assets (as defined below), including, but not limited to, certain assets of the Sweet Success business of Nestle USA, Inc., and Buyer desires to purchase such Purchased Assets and assume certain liabilities, upon the terms and subject to the conditions of this Agreement.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

     1.1 Defined Terms. As used herein, the terms below shall have the following
         -------------
meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the context.

     "Accounts Receivable" shall mean all accounts and notes receivable (whether
      -------------------
current or noncurrent), including the customer accounts receivable (including accounts receivable for any products shipped prior to the Closing but not invoiced) outstanding as of the Closing Date, and any other rights to receive payments as of the Closing Date, including all trade accounts receivable representing amounts receivable in respect of goods shipped, products sold or services rendered on or prior to the Closing Date, and the full benefit of all securities of such accounts or debts.

     "Action" shall mean any action, claim, suit, litigation, proceeding, labor
      ------
dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

     "Affiliate" shall have the meaning set forth in the Securities Exchange Act
      ---------
of 1934, as amended, and the rules and regulations thereunder.

     "Ancillary Agreements" shall mean the following: (a) the Intellectual
      --------------------
Property Purchase Agreement, (b) the Transition Trademark License, (c) the Transition Services Agreement, (d) the Registration Rights Agreement and (e) all other instruments of transfer and assumption delivered pursuant to Section 3.2.

     "Assignment of Contract Rights" shall mean the Assignment of Contract
      -----------------------------
Rights, in the form of Exhibit A attached hereto, to be entered into at Closing by Seller and Buyer.

     "Assumption Agreement" shall mean the Assumption Agreement in the form
      --------------------
attached hereto as Exhibit B, to be entered into at Closing by Buyer.

     "Bill of Sale" shall mean the Bill of Sale, in the form attached hereto as
      ------------
Exhibit C, to be executed at Closing by Seller in favor of Buyer.

     "Books and Records" shall mean all business records, tangible data,
      -----------------
documents, supplier lists, sales literature, and market research materials, in each case which relate exclusively to the Business (the "Information");
                                                         -----------
provided, however, that "Books and Records" shall exclude (i) all tax returns and all worksheets, notes, files or documents primarily related thereto, wherever located, (ii) all documents prepared in connection with the transactions contemplated by this Agreement, (iii) all minute books and corporate records of Seller and its Affiliates, (iv) all Information of Seller or Seller's Affiliates to the extent not related to the Business, and (v) all Information which relates to centralized research and development and sales and distribution provided by Seller and Seller's Affiliates.

     "Business" shall mean the Seller's business of manufacturing, marketing
      --------
and/or selling the diet food products listed on Schedule 1.1A under the trademark "SWEET SUCCESS."

     "Buyer Common Stock" shall mean the common stock, par value $.001 per
      ------------------
share, of Buyer.

     "Closing Date" shall mean August 25, 2000, or such other date as Buyer and
      ------------
Seller shall mutually agree upon.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the
      ----
rules and regulations thereunder.

     "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated
      -------------------------
as of May 8, 2000, between Rhone Group LLC and Buyer.

     "Contract" shall mean any agreement, contract, obligation, promise, or
      --------
undertaking to which Seller is a party or is bound and which relates exclusively to the Business, whether oral or written.

     "Copack Agreement" shall mean the transitional Copack Agreement that
      ----------------
Seller and Buyer will use their reasonable best efforts to negotiate and execute after the execution of this Agreement substantially in accordance with the terms of the term sheet attached hereto as Exhibit D.

     "Court Order" shall mean any judgment, decision, consent decree,
      -----------
injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

     "Damages" shall mean the amount of any loss, claim, demand, liability,
      -------
obligation, damage, deficiency, assessment, judgment, penalty, cost or expense (including reasonable attorneys' fees), net of any insurance proceeds or tax benefits received with respect thereto.

     "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement,
      -----------
security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of any third party, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to grant any of the foregoing in the future and any contingent sale or other title retention agreement or lease.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------
     "Excluded Assets," notwithstanding any other provision of this Agreement,
      ---------------
shall mean the following assets related to the Business of Seller or Seller's
Affiliates:

     (a) all Intellectual Property (as defined in the Intellectual Property Purchase Agreement);

     (b) all of the assets used in the development, production, sales and distribution of the products related to the Business;

     (c) the Facilities;

     (d) all Accounts Receivable related to the Business, refunds, deposits, prepayments or prepaid expenses (including, without limitation, any prepaid insurance premiums);

     (e) all insurance policies, programs, reserves and related bonds of any nature (and any dividends or claims payable in respect thereof) covering the Business prior to the Closing;

     (f) all claims, causes of action, chooses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller or Seller's Affiliates on or prior to the Closing Date;

     (g) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Excluded Assets;

     (h) any amounts receivable by Seller from any of Seller's Affiliates with respect to the Business;

     (i) all franchise tax registrations and sales and use Permits of Seller whether or not exclusively related to the Business;

     (j) all advertising time and advertising space, including free standing inserts, booked during the Pre-Closing Period for the Post-Closing Period;

     (k) all Tax refunds (and credits) attributable to the Pre-Closing Period;

     (l) all accounting and information systems related to the Business;

     (m) all Information which relates to centralized research and development;

     (n) all fixtures and equipment related to the Business, wherever located;
and

     (o) all cash and cash equivalents related to the Business.

     "Excluded Liabilities" shall mean the following Liabilities of Seller or
      --------------------
Seller's Affiliates:

     (a) all accounts and other payables to the extent accruing, arising out of or related to the Pre-Closing Period;

     (b) all promotional accruals to the extent accruing, arising out of or related to the Pre-Closing Period;

     (c) all Liabilities to the extent and arising from the operation of the Business during the Pre-Closing Period regardless of when the claim related thereto is asserted including, without limitation, all Liabilities related to products of the Business produced or sold during the Pre-Closing Period;

     (d) any individual Liability in excess of $1,000 accruing, arising out of or relating to returns of products of the Business sold during the Pre-Closing Period and returned during the period between the Closing Date and the date sixty (60) days from the Closing Date; and

     (e) any Tax payable by Seller, its Affiliates or any member of any consolidated, combined or unitary group of which Seller is or was a member (including any Tax imposed under Treasury Regulation Section 1.1502-6 or any analogous state or local tax provisions or by contract or otherwise and any Tax on any gain or income recognized from the sale of the Purchased Assets pursuant to this Agreement), except as expressly set forth in Sections 2.4 and 2.5 hereof.

     "Facilities" shall mean the plants, manufacturing facilities, warehouses,
      ----------
administration buildings and all other related facilities located in Eau Claire, Wisconsin, Waverly, Iowa, and Toluca, Mexico where manufacturing of certain of the products related to the Business occurs, and the facilities owned by the third-parties who manufacture certain of the products of the Business (each a "Copacker").
 --------

     "Intellectual Property Purchase Agreement" shall mean the Intellectual
      ----------------------------------------
Property Purchase Agreement in the form attached hereto as Exhibit E which shall provide for Buyer's purchase of the "SWEET SUCCESS" trademark owned by Seller's Affiliate and other intellectual property related to the Business.

     "Inventory" shall mean all inventory relating exclusively to the Business
      ---------
held for resale and all raw materials, work in process, finished products, wrapping, labeling supply and packaging items and similar items relating exclusively to the Business, in each case wherever the same may be located, but in each case other than the Excluded Assets.

     "IRS" shall mean the Internal Revenue Service.
      ---

     "Liabilities" shall mean any direct or indirect liability, indebtedness,
      -----------
obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

     "Material Adverse Effect" or "material adverse change" shall mean with
      -----------------------      -----------------------
respect to the Business or the Purchased Assets any significant and substantial adverse effect or change in the financial condition of the Business and/or the Purchased Assets, taken as a whole, or on the ability of Seller or Buyer, as the case may be, to consummate the transactions contemplated hereby, or on the financial condition of Buyer.

     "NASD" shall mean the National Association of Securities Dealers, Inc. (or
      ----
any successor thereto).

     "ordinary course of business" or "ordinary course" or any similar phrase
      ---------------------------      ---------------
shall mean the ordinary course of the Business and consistent with Seller's past practice.

     "Post-Closing Period" shall mean that period of time on and after the
      -------------------
Closing Date.

     "Pre-Closing Period" shall mean that period of time prior to, but not
      ------------------
including, the Closing Date.

     "Purchased Assets" shall mean all of Seller's and Seller's Affiliates'
      ----------------
right, title and interest in, to and under (i) the Books and Records, (ii) the Inventory, and (iii) all Contracts, purchase orders or sales orders (including, without limitation, open orders to purchase raw materials or services) related exclusively to the Business; provided, however, that in no event shall Purchased Assets include any of the Excluded Assets.

     "Registration Rights Agreement" shall mean the Registration Rights
      -----------------------------
Agreement in the form attached hereto as Exhibit H to be entered into at Closing by the parties, which agreement shall provide Seller with certain piggyback and demand registration rights related to the Buyer Common Stock constituting the Purchase Price.

     "Representative" shall mean any officer, director, principal, attorney,
      --------------
agent, employee or other representative.

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Seller's Knowledge" shall mean the actual knowledge of Doreen Ida, Herb
      ------------------
Hottinger and John Magnotta, as such knowledge may exist without inquiry into the matter.

     "Tax" shall mean any federal, state, local, foreign or other tax, levy,
      ---
impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

     "Transition Trademark License" shall mean the Transition Trademark License
      ----------------------------
in the form attached hereto as Exhibit F which shall provide for a temporary transitional license by Seller's Affiliate to Buyer of certain trademarks.

     "Transition Services Agreement" shall mean the Transition Services
      -----------------------------
Agreement in the form attached hereto as Exhibit G, which shall provide for the provision of certain services described therein by Seller to Buyer for a limited period of time following the Closing.

     "US GAAP" shall mean United States generally accepted accounting principles
      -------
applied on a consistent basis.

     1.2 Other Defined Terms. The following terms shall have the meanings
         -------------------
defined for such terms in the Sections set forth below:

     Term                                                      Section
     ----                                                      -------

     Assumed Liabilities                                       2.2
     Buyer Financial Statements                                5.9
     Buyer SEC Reports                                         5.9
     Claim                                                     10.2(c)
     Claim Notice                                              10.2(c)
     Closing                                                   3.1
     Confidential Information                                  11.12(b)
     Copacker                                                  1.1
     Financial Statements                                      4.8
     Indemnified Party                                         10.2(c)
     Indemnifying Party                                        10.2(c)
     Information                                               1.1
     Market Price                                              10.2(h)(ii)
     Provider                                                  11.12(b)
     Purchase Price                                            2.3
     Recipient                                                 11.12(b)
     SPN                                                       10.2(h)(ii)
     Term Sheet                                                6.7

                                   ARTICLE II.

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

     2.1 Transfer of Purchased Assets. Upon the terms and subject to the
         ----------------------------
conditions contained herein, at the Closing, Seller agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred and assigned, to Buyer, all of Seller's and Seller's Affiliates' right, title and interest in, to and under the Purchased Assets, and Buyer agrees to purchase the Purchased Assets and assume the Assumed Liabilities.

     2.2 Assumption of Liabilities. At the Closing, upon the terms and subject
         -------------------------
to the conditions contained herein, Seller shall retain all of the Liabilities relating to or arising out of the Business, including without limitation the Excluded Liabilities, provided, however, that Buyer shall assume those Liabilities of Seller or Seller's Affiliates relating to or arising out of the Business, which are set forth below (the "Assumed Liabilities"):
                                          -------------------
         (a) Liabilities arising during the Post-Closing Period under each of the Contracts;

         (b) Liabilities accruing, arising out of or related to returns of products of the Business sold during the Pre-Closing Period, except for such Liabilities that are part of the Excluded Liabilities; and

         (c) Liabilities to the extent arising from the improper storage, handling or distribution by Buyer or its Affiliates or agents during the Post-Closing Period of products manufactured or produced during the Pre-Closing Period or other negligent conduct by Buyer related to such products.

     2.3 Purchase Price. At the Closing, as consideration for Seller's sale,
         --------------
transfer, assignment, conveyance and delivery of the Purchased Assets hereunder and as consideration for the transactions contemplated by the Intellectual Property Purchase Agreement and Transition Trademark License, Buyer shall deliver to Seller the Purchase Price and shall assume the Assumed Liabilities pursuant to this Agreement. As used herein, the "Purchase Price" means 900,000
                                                 --------------
shares of Buyer Common Stock. The value of the Purchase Price shall be allocated among the Purchased Assets in the manner required by Section 1060 of the Code and regulations thereunder. Buyer and Seller shall in good faith attempt mutually to agree upon an allocation of Purchase Price and Assumed Liabilities among the Purchased Assets. Buyer and Seller agree in accordance with any agreed-upon allocation to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060".

     2.4 Taxes. Except as otherwise provided in this Agreement, all Taxes in
         -----
respect of the Purchased Assets and income of the Business for the period or portions of periods ending prior to the Closing Date shall be borne by Seller. Except as otherwise provided in this Agreement, all Taxes in respect of the Purchased Assets and income of the Business for the period or portions of periods beginning on and after the Closing Date shall be borne by Buyer.

     2.5 Closing Costs; Transfer Taxes and Fees.
         --------------------------------------
         (a) Buyer shall pay the cost of all sales and use Taxes arising out of the transfer of the Purchased Assets pursuant to this Agreement and Seller shall reimburse Buyer for fifty percent (50%) of such sales and use Taxes within ten business days of Seller's receipt of documents supporting such costs. Buyer shall pay all costs and expenses incurred in connection with obtaining or recording title to the Purchased Assets. The sales, use and transfer tax returns required by reason of said transfer shall be timely prepared and filed by the party normally obligated by law or regulation to make such filing. The parties agree to cooperate with each other in connection with the preparation and filing of such returns, in obtaining all available exemptions from such sales, use and transfer Taxes, and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.

         (b) If Buyer or Seller pays any Tax agreed to be borne by the other party under this Agreement, such other party shall promptly (within 10 business days) reimburse the paying party for the amounts so paid. If any party receives any refund or credit of Tax to which another party is entitled under this Agreement, the receiving party shall promptly (within 10 business days) pay such amounts to the party entitled thereto.

                                  ARTICLE III.

                                     CLOSING
                                     -------
     3.1 Closing. The Closing of the transactions contemplated herein (the
         -------
"Closing") shall be held at 10:00 a.m. local time on the Closing Date at the
 -------
offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, unless the parties hereto otherwise agree. For the purpose of any calculation or determination required to be made by any of the parties following the Closing, the Closing shall be deemed to have been effective as of 12:01 a.m. on the Closing Date.

     3.2 Conveyances at Closing.
         ----------------------
         (a) Seller's Deliveries. To effect the sale and transfer referred to
             -------------------
in Section 2.1 hereof, Seller will, at the Closing, execute and deliver, or cause to be executed and delivered to Buyer:

             (i)    the Bill of Sale;

             (ii)   the Assignment of Contract Rights;

             (iii)  the Transition Trademark License;

             (iv)   the Transition Services Agreement;

             (v)    the Intellectual Property Purchase Agreement;

             (vi)   the Registration Rights Agreement; and

             (vii)  the consents, certificates and other documents required by
Article VIII in form reasonably satisfactory to Buyer.

        (b)  Buyer's Deliveries. At the Closing, Buyer shall execute and
             ------------------
deliver to Seller or Seller's Affiliates:

             (i)    a valid stock certificate representing the Purchase Price;

             (ii)   the Assumption Agreement;

             (iii)  the Transition Trademark License;

             (iv)   the Transition Services Agreement;

             (v)    the Intellectual Property Purchase Agreement;

             (vi)   the Registration Rights Agreement;

             (vii) a long-form certificate of corporate good standing of Buyer issued by the Secretary of State of the State of Delaware, dated not more than five (5) days prior to the Closing Date and a bringdown certificate of good standing dated as of the Closing Date;

             (viii) a certificate of the Secretary of Buyer stating that this Agreement and the transactions contemplated hereby have been approved by its Board of Directors and shareholders, if necessary, together with a certified copy of resolutions evidencing such approvals;

             (ix) the opinion of Buyer's counsel described in Section 7.5 of this Agreement; and

             (x)    the consents, certificates and other documents required by
Article VII in form reasonably satisfactory to Seller.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------
         Seller hereby represents and warrants to Buyer, as of the date hereof, and except as otherwise set forth on the Schedules, as follows:

     4.1 Organization. Seller is a corporation duly organized, validly existing
         ------------
and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct the Business as it is presently being conducted and to own the Purchased Assets. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     4.2 Authorization. Seller has all requisite corporate power and authority,
         -------------
and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement and each of and the Ancillary Agreements to which Seller is a party has been (or, when executed and delivered, will have been) duly executed and delivered by Seller and is (or, when executed and delivered, will be) a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or in equity).

     4.3 Title. Seller has good and marketable title in and to all of the
         -----
Inventory, free and clear of all liens, charges, security interests and encumbrances of any nature whatsoever, except for those reflected on the books and records of Seller that are being assumed by Buyer pursuant to this Agreement; and upon consummation of the transactions provided for herein, good and marketable title to the Inventory shall be vested in Buyer.

     4.4 Consents and Approvals. Except as set forth on Schedule 4.4 hereto, no
         ----------------------
notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller or any Affiliate of Seller in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

     4.5 Absence of Certain Changes or Events. Since December 31, 1999, except
         ------------------------------------
as set forth in Schedule 4.5 or otherwise contemplated by this Agreement, other than in the ordinary course of business, there has not been any:

         (a) material sale, assignment or transfer of any of the Purchased Assets, singly or in the aggregate, except where such sale, assignment or transfer would not have a Material Adverse Effect;

         (b) execution, amendment, cancellation or termination of any Contract, commitment, or agreement material to the Business, except where such execution, amendment, cancellation or termination would not have a Material Adverse Effect;

         (c) failure to repay when due any material obligation of Seller related exclusively to the Business, except in the ordinary course of business or where such failure would not have a Material Adverse Effect;

         (d) change in accounting methods or practices by Seller which would have a Material Adverse Effect on the Financial Statements;

         (e) mortgage, pledge or other encumbrance of any material Purchased Assets (other than any such encumbrance arising by operation of law);

         (f) change in sales practices relating to the Business or acceleration of sales or shipments, except, in each case, for such changes or accelerations which are made in the ordinary course of business consistent with Seller's past practices; or

         (g) agreement by Seller to do any of the foregoing.

     4.6 Contracts and Commitments.
         -------------------------
         (a) Contracts. Except as set forth in Schedule 4.6, as related
             ---------
exclusively to the Business, Seller is not a party to any written or, to Seller's Knowledge, any oral:

             (i) commitment, contract, note, loan, evidence of indebtedness, purchase order (other than purchase orders entered into in the ordinary course of business) or letter of credit involving any obligation or liability on the part of Seller of more than $100,000 and not cancelable (without liability) within ninety (90) days;

             (ii) contracts or commitments not listed on Schedule 4.6 and which otherwise materially affect the Business; and

             (iii) material governmental or regulatory licenses or permits required to conduct the Business as presently conducted.

         (b) Absence of Defaults. Except as set forth in Schedule 4.6, as
             -------------------
related exclusively to the Business, Seller is not in material breach or violation of, or default under any of the Contracts or other instruments described in (i)-(iii) above, the breach or violation of which would have a Material Adverse Effect.

     4.7 No Conflict or Violation. Neither the execution, delivery or
         ------------------------
performance of this Agreement or the Ancillary Agreements to which Seller is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by Seller with any of the provisions hereof or thereof will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, or (b) a breach of, or a default under, any term or provision of any Contract which relates exclusively to the Business and to which Seller is a party which breach or default would have a Material Adverse Effect.

     4.8 Financial Statements. Schedule 4.8 sets forth the net proceeds of sale,
         --------------------
marginal contribution and product contribution for the Business for the year ended December 31, 1999 (the "Financial Statements"). The Financial Statements
                              --------------------
relate solely to the Business and, except as set forth in the accounting policies described and set forth in Schedule 4.8, the line items contained therein were prepared in conjunction with the proposed sale of the Business in accordance with US GAAP, applied on a basis consistent with prior years and the practices and procedures of the Business and Seller, and present fairly and accurately the information purported to be presented therein. Seller has furnished to Buyer copies of the unaudited consolidated statement of profit and loss of the Business for the seven-month periods ending July 31, 1999 and July 31, 2000, which statements have been prepared consistent with Seller's past practice in the ordinary course of business.

     4.9 Litigation. There are no orders, writs, injunctions, judgments or
         ----------
decrees outstanding and in effect related to the Business which (i) could reasonably involve potential liability to Seller in excess of $100,000, which liability is uninsured or subject to deductibles or retention levels in excess of $100,000 or (ii) could individually or in the aggregate, have a Material Adverse Effect.

     4.10 No Brokers. Neither Seller nor any of its officers, directors,
          ----------
employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     4.11 Investment. Seller represents as follows with respect to the Buyer
          ----------
Common Stock to be delivered by Buyer pursuant to Section 2.3 hereof:

         (a) Seller is acquiring the Buyer Common Stock for investment for its own account and not with a view to, or for resale in connection with, the distribution thereof;

         (b) Seller has been given the opportunity to obtain such information and documents relating to, and to ask questions and receive answers about, Buyer and the business and prospects of Buyer which Seller deems necessary to evaluate the merits and risks related to its investment in the Buyer Common Stock and to verify the information received, and its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its acquisition of the Buyer Common Stock;

         (c) Seller's financial condition is such that it can afford to bear the economic risk of holding the Buyer Common Stock for an indefinite period of time and Seller has adequate means for providing for its current needs and contingencies and to suffer a complete loss of its investment in the Buyer Common Stock;

         (d) Seller is an "accredited investor" as defined in Rule 501 under the Securities Act; and

         (e) Seller has been advised that (i) Buyer's issuance of the Buyer Common Stock to Seller will not have been registered under the Securities Act,
(ii) the Buyer Common Stock may need to be held indefinitely, and Seller must continue to bear the economic risk of the investment in the Buyer Common Stock unless it is subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there is not be a public market for the Buyer Common Stock, (iv) when and if the Buyer Common Stock may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A or some other exemption under the Securities Act and (vi) a restrictive legend in the following form shall be placed on the certificates representing the Buyer Common Stock:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

     AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY NUTRISYSTEM.COM INC., NUTRISYSTEM.COM INC. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

In connection with any transfers of Buyer Common Stock constituting the Purchase Price which are made by or on behalf of Seller pursuant to an effective registration statement, Buyer will not require Seller to provide the opinion of counsel referred to in such legend.

     4.12 Inventory. Except as set forth in Schedule 4.12, the Inventory (a) is
          ---------
usable and sellable in the ordinary course of the Business except to the extent that the transactions contemplated by this Agreement make any of the packaging materials obsolete, (b) is not adulterated or misbranded, and (c) may be shipped in interstate commerce in accordance with the Federal Food, Drug and Cosmetic Act, as amended.

     4.13 Litigation. There are no actions pending, threatened or anticipated
          ----------
against, related to or affecting Seller seeking to delay, limit or enjoin the transactions contemplated by this Agreement.

                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer hereby represents and warrants to Seller as follows:

     5.1 Organization of Buyer. Buyer is a corporation duly organized, validly
         ---------------------
existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own and lease its properties and conduct its business as it is presently being conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which its right, title and interest in or to any of the assets held by it, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to be so qualified would not have a Material Adverse Effect.

     5.2 Authorization. Buyer has all requisite corporate power and authority,
         -------------
and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Agreements to which Buyer is a party has been (or, when executed and delivered, will have been) duly executed and delivered by Buyer and is (or will be) a legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or in equity).

     5.3 No Conflict or Violation. Neither the execution, delivery or
         ------------------------
performance of this Agreement or the Ancillary Agreements to which Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by Buyer with any of the provisions hereof or thereof will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, or (b) a breach of, or a default under, any term or provision of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer is a party, or (c) violate any Regulation or Court Order, which breach, default or violation would have a Material Adverse Effect.

     5.4 Consents and Approvals. Except as set forth on Schedule 5.4 hereto, no
         ----------------------
notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer or any Affiliate of Buyer in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

     5.5 No Brokers. Neither Buyer nor any of its officers, directors,
         ----------
employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     5.6 Litigation. There are no actions pending, threatened or anticipated
         ----------
against, related to or affecting Buyer seeking to delay, limit or enjoin transactions such as the transaction contemplated by this Agreement.

     5.7 Capitalization. The authorized capital stock of Buyer consists of
         --------------
5,000,000 shares of Series Preferred Stock and 100,000,000 shares of Buyer Common Stock. The Buyer Common Stock has the rights, preferences, privileges and restrictions set forth in Buyer's Certificate of Incorporation and the Delaware General Corporation Law. As of the date hereof and prior to the Closing, 27,794,737 shares of Buyer Common Stock are issued and outstanding. All such issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. On the Closing Date, following the issuance to Seller of the Buyer Common Stock constituting the Purchase Price there will be 28,694,737 shares of Buyer Common Stock issued and outstanding. Other than this Agreement and except as set forth in Schedule 5.7, there are no agreements or other understandings, written or oral, affecting the rights, preferences, privileges and restrictions of any of Buyer's outstanding shares as set forth in the Certificate of Incorporation or the Bylaws of Buyer, true and correct copies of which have been provided by Buyer to Seller.

     5.8 Validity of Buyer Common Stock; Compliance with Securities Laws. The
         ---------------------------------------------------------------
Buyer Common Stock constituting the Purchase Price when issued and delivered in accordance with the terms of this Agreement and Buyer's Certificate of Incorporation, (i) will be duly and validly issued, fully paid and nonassessable, (ii) will be free and clear of any Encumbrances and (iii) subject to the accuracy of Seller's representations in Section 4.11 hereof, will be issued in compliance with applicable federal and state securities laws; provided, however, that the Buyer Common Stock constituting the Purchase Price may be subject to restrictions on transfer under federal and state securities laws.

     5.9 SEC Reports and Financial Statements. Each form, report, schedule,
         ------------------------------------
registration statement and definitive proxy statement filed by Buyer with the SEC (as such documents have been amended prior to the date hereof, the "Buyer
                                                                        -----
SEC Reports"), as of their respective dates, complied in all material respects
-----------
with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and, since the first date on which Buyer Common Stock was listed for trading on the NASDAQ National Market System, the rules of the NASD. None of the Buyer SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer included in such Buyer SEC Reports (the "Buyer Financial Statements") comply as to form in all
                        --------------------------
material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto, have been prepared in accordance with US GAAP (except as may be indicated in the notes thereto, or in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects, subject, in the case of the unaudited interim financial statements, to normal, year-end adjustments, the consolidated financial position of Buyer as of the dates thereof.

                                   ARTICLE VI.

                          COVENANTS OF SELLER AND BUYER
                          -----------------------------

         Seller and Buyer each covenant with the other as follows:

     6.1 Further Assurances. Upon the terms and subject to the conditions
         ------------------
contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder, and (iii) to cooperate with each other in connection with the foregoing.

     6.2 Notification of Certain Matters. From the date hereof through the
         -------------------------------
Closing, Seller shall give prompt notice to Buyer of, and Buyer shall give prompt notice to Seller of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or any Ancillary Agreement, or in any exhibit or schedule hereto or thereto, to be untrue or inaccurate in any material respect and (b) any material failure of Seller, on the one hand, and Buyer on the other, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Ancillary Agreement, or any exhibit or schedule hereto or thereto, and each party shall use all reasonable efforts to remedy the same.

     6.3 Access to Information. Seller shall cooperate with Buyer and provide
         ---------------------
Buyer and its authorized Representatives during the period between the date hereof and the Closing Date with reasonable access to the Facilities, and will permit Buyer and its authorized Representatives to make such inspections and conduct such interviews and inquiries as Buyer may reasonably require in connection with Buyer's review of the Business. With respect to those Facilities owned by the Copackers, Buyer acknowledges that access is subject to Buyer's receipt of the Copackers' prior consent and that such consent is not within Seller's control. Buyer shall conduct all such inspections and other information gathering described above only (a) at Buyer's sole cost and expense, (b) during regular business hours, and (c) in a manner which will not unduly interfere with the operation of the Business. Any and all such information gathered by Buyer as a result of, or in connection with, such information gathering shall be kept strictly confidential and shall not be revealed to, or discussed with, any person other than the authorized Representatives of Buyer who agree to comply with the Confidentiality Agreement and the provisions of this Section. In the event the Closing is not consummated, such information shall be returned to the Seller or destroyed in accordance with this Agreement and the Confidentiality Agreement. Buyer shall indemnify Seller and hold it harmless from and against any and all damages arising out of or resulting from the Buyer's information gathering pursuant to this Agreement.

     6.4 Consents; Books and Records; Commercially Reasonable Best Efforts.
         -----------------------------------------------------------------
Buyer will, as soon as practicable, commence to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Purchased Assets, and Seller shall cooperate with Buyer with respect thereto. Seller will deliver the Books and Records to Buyer at the Closing, and to the extent any of the Books and Records are not delivered at the Closing, they will be delivered to Buyer as soon as practicable thereafter. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

     6.5 Conduct of Business. From the date hereof through the Closing, Seller
         -------------------
will not take any action inconsistent with this Agreement or the Ancillary Agreements or with the consummation of the Closing. Without limiting the generality of the foregoing, Seller shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

     (a) enter into, extend, materially modify, terminate or renew any Contract, except in the ordinary course of business; and

     (b) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     6.6 Updated Schedules. From the date hereof through the Closing Date,
         -----------------
Seller and Buyer shall update those portions of the Schedules relating to the representations and warranties contained in Articles IV and V hereof, respectively, in each case to reflect changes thereto through the Closing Date.

     6.7 Copack Agreement. Buyer and Seller shall negotiate in good faith and
         ----------------
use their respective commercially reasonable efforts to finalize the definitive agreement contemplated by the term sheet attached as Exhibit D relating to the Copack Agreement (the "Term Sheet"), prior to the Closing Date so that such
                       ----------
definitive agreement may be executed and delivered at the Closing (it being understood that such execution and delivery shall not be a condition to the Closing to either party's obligation to consummate the Closing). If a definitive agreement contemplated by the Term Sheet is not executed and delivered at the Closing, the parties shall operate under the terms and conditions of the Term Sheet (if any) pending execution of such definitive agreement.

                                  ARTICLE VII.

                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

     The obligations of Seller to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     7.1 Representations, Warranties and Covenants. All representations and
         -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, and Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date (other than such agreements and covenants which, by their terms, are qualified by materiality, which agreements and covenants shall be fully performed in accordance with their terms).

     7.2 Consents; Regulatory Compliance and Approval. All consents, approvals
         --------------------------------------------
and waivers from governmental authorities and other parties necessary to permit Seller to transfer the Purchased Assets to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a Material Adverse Effect.

     7.3 No Actions or Court Orders. No Action by any governmental authority or
         --------------------------
Court Order shall have been instituted seeking to enjoin or otherwise prevent the transactions contemplated by this Agreement or the Ancillary Agreements.

     7.4 Ancillary Documents. Buyer shall have executed and delivered each of
         -------------------
the documents and/or deliveries set forth in Section 3.2(b).

     7.5 Opinion of Counsel to Buyer. Buyer shall have delivered to Seller an
         ---------------------------
opinion of counsel to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that:

     (a) Incorporation. Buyer is a corporation duly incorporated, validly
         -------------
existing and in good standing under the laws of the State of Delaware;

     (b) Corporate Power and Authority. Buyer has the corporate power and
         -----------------------------
authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and Buyer has corporate power and authority to own its assets and to conduct its business as presently conducted;

     (c) Corporate Action and Enforceability. The execution, delivery and
         -----------------------------------
performance of this Agreement and the Ancillary Agreements to which Buyer is a party have been duly authorized by all necessary corporate action of Buyer; this Agreement and the Ancillary Agreements to which it is a party has been duly executed and delivered by Buyer, and no approval of the stockholders of Buyer is required in connection therewith or, if required, such approval has been duly obtained in accordance with the provisions of Buyer's Certificate of Incorporation and Bylaws and applicable law; and this Agreement and each Ancillary Agreement to which Buyer is a party constitutes a legally valid and binding obligation of Buyer, enforceable against it in accordance with their respective terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

     (d) No Breach of Contract. Neither the execution and delivery by Buyer of
         ---------------------
this Agreement or the Ancillary Agreements to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (i) violate the Certificate of Incorporation or Bylaws of Buyer, (ii) cause a Default under any term or provision of any contract known to such counsel to which Buyer is a party or by which Buyer is bound or (iii) to the knowledge of such counsel, violate any Court Order applicable to Buyer;

     (e) Capitalization of Buyer. The authorized capital stock of Buyer consists
         -----------------------
of 5,000,000 shares of Series Preferred Stock and 100,000,000 shares of Buyer Common Stock, 27,794,737 shares of which are issued and outstanding; the Buyer Common Stock has been duly and validly authorized and is validly issued, fully paid and nonassessable;

     (f) Assumption of Assumed Liabilities. The documents to be delivered by
         ---------------------------------
Buyer at the Closing to effect the assumption by Buyer of the Assumed Liabilities are effective to do so, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and

(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

     (g) Validity of Buyer Common Stock; Compliance with Securities Laws. The
         ---------------------------------------------------------------
Buyer Common Stock constituting the Purchase Price when issued and delivered in accordance with the terms of this Agreement and Buyer's Certificate of Incorporation, (i) will be duly and validly issued, fully paid and nonassessable, (ii) will be free and clear of any Encumbrances and (iii) subject to the accuracy of Seller's representations in Section 4.11 hereof, will be issued in compliance with applicable federal and state securities laws; provided, however, that the Buyer Common Stock constituting the Purchase Price may be subject to restrictions on transfer under federal and state securities laws.

In rendering such opinions, such counsel may rely as they deem advisable (i) as to matters governed by the laws of jurisdictions other than states in which they maintain offices, upon opinions of local counsel satisfactory to such counsel and (ii) as to factual matters, upon certificates and assurances of public officials and officers of Buyer. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Seller.

                                  ARTICLE VIII.

                        CONDITIONS TO BUYER'S OBLIGATIONS
                        ---------------------------------

     The obligations of Buyer to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

     8.1 Representations, Warranties and Covenants. All representations and
         -----------------------------------------
warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, and Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date (other than such agreements and covenants which, by their terms, are qualified by materiality, which agreements and covenants shall be fully performed in accordance with their terms).

     8.2 Consents; Regulatory Compliance and Approval. All consents, approvals
         --------------------------------------------
and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a Material Adverse Effect.

     8.3 No Actions or Court Orders. No Action by any governmental authority or
         --------------------------
Court Order shall have been instituted seeking to enjoin or otherwise prevent the transactions contemplated by this Agreement or the Ancillary Agreements.

     8.4 Ancillary Documents. Seller shall have executed and delivered each of
         -------------------
the documents and/or deliveries set forth in Section 3.2(a).

                                   ARTICLE IX.

                  ACTIONS BY SELLER AND BUYER AFTER THE CLOSING
                  ---------------------------------------------

     9.1 Tax Matters. Only as related to the Business, Seller and Buyer shall
         -----------
(i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date.

                                   ARTICLE X.

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     10.1 Survival of Representations, Etc. The representations and warranties
          --------------------------------
of Seller contained in Sections 4.1 and 4.2, and the representations and warranties of Buyer contained in Sections 5.1, 5.2 and 5.8 (in each case, as updated pursuant to Section 6.6 and as in effect on the Closing Date) shall survive the Closing Date and shall terminate only when the applicable statutes of limitations with respect to the liabilities in question expire. All other representations and warranties of Seller and Buyer contained herein (in each case, as updated pursuant to Section 6.6 and as in effect on the Closing Date) shall survive the Closing Date and shall terminate eighteen months after the Closing Date. Upon the termination of a representation or warranty in accordance with the foregoing, such representation or warranty shall have no further force or effect for any purpose under this Agreement, including Section 10.2 hereof, provided that, any representation or warranty in respect of which indemnity may be sought under Section 10.2, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section
10.1 if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The election by any party to consummate the transactions contemplated by this Agreement, notwithstanding such party's actual knowledge of the inaccuracy of any representation or warranty contained herein, shall constitute a waiver by such party of any claim for indemnification arising out of the breach of such representation or warranty.

     10.2 Indemnifications.
          ----------------
     (a) By Seller. Seller shall indemnify Buyer and its Representatives and
         ---------
Affiliates, and hold each of them harmless from and against any and all Damages incurred by any of them in connection with, arising out of, or resulting from
(i) any breach of any representation or warranty made by Seller in this Agreement (in each case, as updated pursuant to Section 6.6 as in effect on the Closing Date); or (ii) any failure by Seller to perform in a timely manner any agreement, covenant or obligation of Seller pursuant to this Agreement.

     (b) By Buyer. Buyer shall indemnify Seller and its Representatives and
         --------
Affiliates, and hold each of them harmless from and against any and all Damages incurred by any of them in connection with, arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty made by Buyer in this Agreement (as updated pursuant to Section 6.6 and as in effect on the Closing
Date) or (ii) any failure by Buyer to perform in a timely manner any agreement, covenant or obligation of Buyer pursuant to this Agreement.

     (c) Defense of Claims. If a claim for Damages (a "Claim") is to be made by
         -----------------                             -----
a party entitled to indemnification hereunder (the "Indemnified Party") against
                                                    -----------------
the party from whom indemnification is claimed (the "Indemnifying Party"), the
                                                     ------------------
Indemnified Party shall give written notice (a "Claim Notice") to the
                                                ------------
Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.2. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within ten (10) business days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. Notwithstanding the foregoing, a Claim Notice that relates to a representation or warranty that is subject to a survival period set forth in Section 10.1 must be made within such survival period, whether or not the Indemnifying Party is prejudiced by any failure to give the Claim Notice. The Claim Notice shall describe in reasonable detail the nature of the Claim, including an estimate of the amount of Damages that have been or may be suffered or incurred by the Indemnified Party attributable to such Claim, the basis of the Indemnified Party's request for indemnification under the Agreement and all information in the Indemnified Party's possession relating to such Claim. After receipt of such Claim Notice, the Indemnifying Party shall be entitled, if it so elects, at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action and (ii) to employ and engage attorneys of its own choice to handle and defend the same. If the Indemnifying Party fails to assume the defense of such Claim within ten (10) business days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. Notwithstanding the foregoing, the Indemnified Party shall be entitled to conduct its own defense at the cost and expense of the Indemnifying Party if the Indemnified Party establishes that the conduct of its defense by the Indemnifying Party would reasonably be likely to prejudice materially the Indemnified Party due to a conflict of interest between the Indemnified Party and the Indemnifying Party; and provided further that in any event the Indemnified Party may participate in such defense at its own expense.

     (d) Settlement. In the event that the Indemnified Party settles any Claim
         ----------
without the prior written consent of the Indemnifying Party, the Indemnifying Party shall have no further indemnification obligations under this Section 10.2 with respect to such Claim; provided, however, that if the Indemnifying Party refuses to defend or otherwise handle such Claim and it is subsequently determined that the Indemnifying Party is or was obligated to defend or indemnify the Indemnified Party with respect to such Claim, then the Indemnifying Party shall remain obligated with respect to such settlement amount. If the Indemnifying Party shall control the defense of any such Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a Claim or ceasing to defend such Claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief shall be imposed against the Indemnified Party or if such settlement or cessation does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such Claim with prejudice. In the event that the Indemnifying Party proposes a settlement to any Claim with respect to which the Indemnifying Party is or was entitled to defend, which settlement is satisfactory to the party instituting such Claim, and the Indemnified Party withholds its consent to such settlement, and thereafter a final judgment is entered against the Indemnifying Party or Indemnified Party pursuant to which Damages exceed the amount of the proposed settlement, then in such case the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Section 10.2 against and in respect of the amount by which the Damages resulting from such final judgment exceed the amount of the proposed settlement.

     (e) Mitigation. Each Indemnified Party shall have an obligation to mitigate
         ----------
Damages under this Agreement, and to that end each party shall use its reasonable efforts and shall consult and cooperate with each other with a view towards mitigating claims, losses, liabilities, Damages, deficiencies, costs and expenses that may give rise to claims for indemnification under this Section 10.2.

     (f) Cooperation. In the event that any action, suit, proceeding or
         -----------
investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Closing, the parties hereto agree to cooperate and use reasonable efforts to vigorously defend against and respond thereto and make available to each other such personnel, witnesses, books, records, documents or other information within its control that are necessary or appropriate for such defense (except for trade secrets and such items which may not be made available pursuant to a Court Order); provided that, subject to Section 10.2(c), the Indemnifying Party shall reimburse the Indemnified Party for its out-of-pocket expenses incurred in connection therewith.

     (g) Product and Warranty Liability. The provisions of this Section 10.2
         ------------------------------
shall cover, without limitation, all liabilities of whatsoever kind, nature or description relating, directly or indirectly, to product liability, litigation or claims against Buyer or Seller in connection with, arising out of, or relating to products set forth on Schedule 1.1A by Buyer or Seller, as applicable.

     (h) Limitations.
         -----------
     (i) Neither Buyer nor Seller shall be liable to the other under this
Section 10.2 for any Damages due pursuant to Section 10.2(a)(i) or Section 10.2(b)(i) exclusively, unless and until (i) each individual amount otherwise due the Indemnified Party exceeds Sixty Thousand Dollars ($60,000) (excluding legal fees and expenses), and (ii) the aggregate amount of all such Damages under this Agreement and the Intellectual Property Purchase Agreement otherwise due the Indemnified Party (excluding Damages incurred in any individual claim of less than Sixty Thousand Dollars ($60,000)) exceeds an accumulated total of $200,000, and thereafter the total amount of all such Damages in excess of Sixty Thousand Dollars ($60,000) per claim (excluding legal fees and expenses) actually incurred (excluding the $200,000) shall be indemnifiable.

     (ii) Neither (A) Seller's aggregate liability under (I) Sections 10.2(a) and 10.3 of this Agreement and (II) Section 6.2(a) of the Intellectual Property Purchase Agreement, for all claims for Damages incurred by Buyer (and its Representatives and Affiliates) nor (B) Buyer's aggregate liability under (I) Sections 10.2(b) and 10.3 of this Agreement and (II) Section 6.2(a) of the Intellectual Property Purchase Agreement, for all claims for Damages incurred by Seller (and its Representatives and Affiliates), shall in any event exceed the sum of (x) the Market Price of the Buyer Common Stock received by Seller hereunder which are still owned by Seller on the date of the Claim Notice, calculated as of the date of the Claim Notice, and (y) the cash sale price received by Seller for all sales of any Buyer Common Stock received hereunder prior to the date of the Claim Notice. For purposes of this Section 10.2, "Market Price" shall mean the average of the closing prices for the Buyer Common
 ------------
Stock on the NASDAQ National Market on the five (5) business days immediately preceding the date of the relevant Claim Notice.

     (i) In no event shall any party be liable for any incidental, consequential, indirect or special losses or damages (including, without limitation, lost profits, lost revenues and loss of business), whether foreseeable or not, whether occasioned by any failure to perform or the breach of any representation, warranty, covenant or other obligation under this Agreement for any cause whatsoever.

     (j) Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.

     (k) With regard to this Section 10.2, Buyer acknowledges that it has read and is familiar with, and hereby waives the benefit of, the provisions of California Civil Code Section 1542, which is set forth below:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     (l) Seller, at its option, may pay any amount due under Section 10.2(a) in Buyer Common Stock, which stock shall be valued for the purposes thereof at the Market Price of such Buyer Common Stock.

     10.3 Tax Indemnifications. Except as otherwise provided in Section 2.5
          --------------------
hereof and in the next sentence of this Section, Seller shall pay, or cause to be paid, when due all Taxes for which Seller is or may be liable and shall indemnify and hold harmless Buyer, its Affiliates, successors and assigns, from and against any and all Taxes of the Seller, its Affiliates and any consolidated, combined or unitary group of which Seller is or was a member. Buyer shall indemnify and hold harmless Seller, its Affiliates, successors and assigns, from and against any and all Taxes of the Buyer for any Taxes in respect of the Purchased Assets and income of the Business for the period or portions of periods beginning on and after the Closing Date.

     10.4 Insurance Proceeds. With respect to any Claim required to be
          ------------------
indemnified pursuant to this Agreement, so long as the Indemnifying Party has complied with its indemnification obligations on such Claim, (i) to the extent available, the Indemnified Party shall assign to the Indemnifying Party any applicable proceeds under any insurance policy which covers the matter which is the subject of the indemnification and shall take reasonable steps to insure that the Indemnifying Party obtains the benefits of such policy, including providing any notices as required under such policy; and (ii) if the Indemnified Party receives insurance proceeds with respect to any Damages paid by the Indemnifying Party, then the Indemnified Party shall reimburse the Indemnifying Party in an amount equivalent to such proceeds up to the amount actually paid by the Indemnifying Party.

     10.5 Exclusive Remedy. The rights of Buyer under Section 10.2 shall be the
          ----------------
exclusive remedy of Buyer with respect to claims based upon a breach or alleged breach of the representations, warranties and covenants of Seller contained herein. The rights of Seller under Section 10.2 shall be the exclusive remedy of Seller with respect to claims based upon a breach or alleged breach of the representations, warranties and covenants of Buyer contained herein. Except as expressly set forth in this Agreement, neither Seller nor any of its Representatives or Affiliates makes or has made any representations or warranties, express or implied, in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, (i) the Purchased Assets shall be transferred to Buyer pursuant to this Agreement in their present condition, "AS IS" and without any warranty, express or implied; and (ii) no patent or latent physical condition or defect in any of the Purchased Assets, whether or not now known or discovered shall affect the rights of either party.

                                   ARTICLE XI.

                                  MISCELLANEOUS
                                  -------------
     11.1 Termination.
          -----------
     (a) Termination. This Agreement may be terminated at any time prior to
         -----------
Closing:

     (i) By mutual written consent of Buyer and Seller;

     (ii) By Buyer or Seller if the Closing shall not have occurred on or before August 31, 2000; provided, however, that this provision shall not be available to Buyer if

Seller has the right to terminate this Agreement under clause (iv) of this
Section 11.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1;

     (iii) By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement, provided that Buyer may not terminate this Agreement prior to the Closing Date if Seller has not had an adequate opportunity to cure such failure; or

     (iv) By Seller if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement, provided that Seller may not terminate this Agreement prior to the Closing Date if Buyer has not has an adequate opportunity to cure such failure.

     (b) In the Event of Termination. In the event of termination of this
         ---------------------------
Agreement:

     (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

     (ii) The provisions of the Confidentiality Agreement shall continue in full force and effect; and

     (iii) No party hereto shall have any Liability to any other party to this Agreement, except as stated in subsections (i), (ii) and (iii) of this Section 11.1(b), except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement.

     11.2 Assignment. Neither this Agreement nor any of the rights or
          ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties, except that Seller may assign any of its rights or obligations under this Agreement to any one or more of Seller's Affiliates as long as Seller shall remain responsible therefor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     11.3 Notices. All notices, requests, demands and other communications which
          -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to Seller, addressed to:

          Nestle USA, Inc.
          800 North Brand Boulevard
          Glendale, California  91203
          Attn: Kristin Adrian, Esq.
          Senior Vice President and General Counsel
          Tel: (818) 549-6703
          Fax: (818) 549-6713

     With copies to:

          Latham & Watkins
          505 Montgomery Street, Suite 1900
          San Francisco, California  94111-2562
          Attn: John M. Newell, Esq.
          Tel: 415-391-0600
          Fax: 415-395-8095

     If to Buyer, addressed to:

          nutrisystem.com inc.
          202 Welsh Road
          Horsham, PA 19044
          Attn: James D. Brown
          Tel: 215-706-5302
          Fax: 215-706-5388

     With a copy to:

          Duane, Morris & Heckscher LLP
          4200 One Liberty Place
          Philadelphia, PA 19103-7396
          Attn: Frederick W. Dreher, Esq.
          Tel: 215-979-1234
          Fax: 215-979-1213

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     11.4 Choice of Law. This Agreement shall be construed, interpreted and the
          -------------
rights of the parties determined in accordance with the laws of the State of California (without reference to its choice of law provisions).

     11.5 Jurisdiction; Services of Process. Any action or proceeding seeking to
          ------------
enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party in the country in which such party has its principal place of business.

     11.6 Entire Agreement; Amendments and Waivers. This Agreement and the
          ----------------------------------------
Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Schedules), and the Confidentiality Agreement, constitutes the entire agreement among the parties hereto and their Affiliates pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.7 Multiple Counterparts. This Agreement may be executed in one or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.8 Expenses. Except as otherwise specified in this Agreement, each party
          --------
hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     11.9 Severability of Provisions. If any provision of this Agreement or the
          --------------------------
application thereof to any person or circumstances shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed herein.

     11.10 Titles; Gender. The titles, captions or headings of the Articles and
           --------------
Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

     11.11 Publicity. Neither Buyer nor Seller shall issue any press release or
           ---------
make any public statement regarding the transactions contemplated hereby, without prior written approval of the other party.

     11.12 Confidential Information.
           ------------------------
     (a) No Disclosure. The parties acknowledge that the transaction described
         -------------
herein is of a confidential nature and shall not be disclosed except to consultants, advisors and Affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in
Section 11.11.

     (b) Preservation of Confidentiality. In connection with the negotiation of
         -------------------------------
this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, each party acknowledges that it will have access to confidential information (such party being the "Recipient") relating to the other party (such other party being the
           ---------
"Provider"), including technical, manufacturing or marketing information, ideas,
 --------
methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by Provider or its Representatives which contain or otherwise reflect or are generated from such information ("Confidential Information"). The term "Confidential
                   ------------------------
Information" does not include information received by Recipient in connection with the transactions contemplated hereby which (i) is or becomes generally available to the public other than as a result of a disclosure by Recipient or its Representatives, (ii) was within Recipient's possession prior to its being furnished to Recipient by or on behalf of the Provider in connection with the transactions contemplated hereby, provided that the source of such information was not known by Recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Provider or any other Person with respect to such information or (iii) becomes available to Recipient on a non-confidential basis from a source other than Provider or any of its Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Provider or any other Person with respect to such information.

     (c) Recipient shall treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to its Representatives and Affiliates who need to know such Confidential Information in connection with the transactions contemplated hereby. Recipient shall use all reasonable efforts to cause its Representatives to treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information. Recipient shall be responsible for any breach of this Agreement by any of its Representatives. If, however, Confidential Information is disclosed, Recipient shall immediately notify Provider in writing and take all reasonable steps required to prevent further disclosure.

     (d) Until the Closing or the termination of this Agreement, all Confidential Information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, Recipient shall, and shall cause its Representatives to, return to Provider all Confidential Information (including all copies, summaries and extracts thereof) furnished to Recipient by Provider in connection with the transactions contemplated hereby.

     (e) If Recipient or any of its Representatives or Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or is required by operation of law to disclose any Confidential Information, Recipient shall provide Provider with prompt written notice of such request or requirement, which notice shall, if practicable, be at least 48 hours prior to making such disclosure, so that Provider may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, Recipient or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information, then Recipient may disclose that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided that Recipient uses its reasonable efforts to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

     11.13 No Third-Party Beneficiary. The provisions of this Agreement are for
           --------------------------
the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions. The parties specifically disavow any desire or intention to create any third-party beneficiary hereunder, and specifically declare that no person or entity, except for the parties and their successors, shall have any right hereunder nor any right of enforcement hereof.

     11.14 Representation of Counsel; Mutual Negotiation. Each party has had the
           -------------------------
opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm's-length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party. The parties' respective counsel may not be disqualified from representing their clients in indemnification or other disputes arising out of this transaction by virtue of such counsel's prior representation of the other party in an unrelated matter.

     11.15 No Reliance on Other Information. Except for the representations and
           --------------------------------
warranties contained in this Agreement, neither Seller nor Buyer or any of their respective Representatives or Affiliates or other persons acting for any of them makes any other representation or warranty, express or implied, with respect to the Purchased Assets, Business, financial condition or prospects or the execution, delivery or performance of this Agreement or with respect to the transactions contemplated hereby, and each party hereby disclaims any such representation or warranty, whether oral or written, whether by such party or any of its Representatives or Affiliates or any other person. Each party acknowledges that neither such party nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding such party not included in this Agreement or the Schedules attached hereto, and neither party nor any other person will have or be subject to any liability to the other party or any other person resulting from the distribution to such other party, or such other party's use of, any such information (including, without limitation, any brochures, offering memoranda or other publications distributed in connection with the sale of Purchased Assets or in any presentation by the management of Seller and any estimates of anticipated performance of the Business).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

NESTLE USA, INC.                           NUTRISYSTEM.COM INC.



By                                         By /s/ Brian Haveson
  -----------------------------------        -----------------------------------
  Name:                                      Name: Brian Haveson
       ------------------------------             -----------------------------
  Its                                        Its President & CEO
     --------------------------------           -------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

NESTLE USA, INC.                           NUTRISYSTEM.COM INC.



By /s/ Peter Argentine                     By
  -----------------------------------        -----------------------------------
  Name: Peter Argentine                      Name:
       ------------------------------             -----------------------------
  Its Executive Vice President and           Its
     --------------------------------           -------------------------------
      Chief Financial Officer
     --------------------------------